UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  November 3, 2014

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-36033 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.01 and in Item 9.01 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or otherwise subject to the liabilities of that Section.  The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 6, 2014, Theravance Biopharma, Inc. issued a press release regarding its financial results for the quarter ended September 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, Jeffrey D. Jonker indicated that he will be resigning as Senior Vice President, Business Development of Theravance Biopharma US, Inc. (the “Company”), the wholly-owned U.S. operating subsidiary of Theravance Biopharma, Inc., effective November 14, 2014.  The Company and Mr. Jonker intend to enter into a mutually agreeable consulting agreement to facilitate the transition of corporate and business development activities upon Mr. Jonker’s departure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1       Press Release dated November 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: November 6, 2014	By:	/s/ Renee D. Gala
Renee D. Gala
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 6, 2014